                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              WARREN BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

                              WARREN BANCORP, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Warren Bancorp, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Warren Bancorp, Inc. (the "Annual Meeting") will be held at the King's Grant Inn, Route 128, Danvers, Massachusetts, on Wednesday, May 6, 1998, at 10:00 A.M., local time, for the purpose of considering and voting upon the following matters:

         1. Election of seven Directors, each to serve for a three-year term until the 2001 Annual Meeting of stockholders;

         2. Approval of the Warren Bancorp, Inc. 1998 Incentive and Nonqualified Stock Option Plan; and

         3.       Such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 9, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of common stock at the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.



                                      By the order of the Board of Directors


                                      Susan G. Ouellette, Clerk



Peabody, Massachusetts
March 27, 1998



WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                              WARREN BANCORP, INC.
                  10 Main Street, Peabody, Massachusetts 01960

                                 PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 1998


         This Proxy Statement is furnished to stockholders of Warren Bancorp, Inc. ("Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of Bancorp for the Annual Meeting of Stockholders of Bancorp (the "Annual Meeting") on Wednesday, May 6, 1998, and any adjournments thereof.

         Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted FOR the election of the nominees for Directors named below and FOR approval of the Warren Bancorp, Inc., 1998 Incentive and Nonqualified Stock Option Plan. Distribution of the Proxy Statement and the accompanying proxy materials commenced on or about April 1, 1998.

         The presence of a stockholder at the Annual Meeting will not automatically revoke that stockholder's proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of Bancorp a written notice of revocation, by delivering to Bancorp a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention:
Shareholder Relations Department.

         Bancorp's Annual Report to Stockholders for the year ended December 31, 1997, which includes Bancorp's Annual Report to the Securities and Exchange Commission on Form 10-K (without exhibits), is being mailed to stockholders with this Proxy Statement. The Annual Report to Stockholders is not part of the proxy materials. Bancorp will provide without charge to each person receiving a copy of this Proxy Statement a copy of the exhibits to its Annual Report on Form 10-K, upon written request. Request should be directed to Warren Bancorp, Inc., Post Office Box 6159, 10 Main Street, Peabody, Massachusetts 01961-6159, attention: Shareholder Relations Department.

                                VOTING SECURITIES


         The Board of Directors has fixed the close of business on March 9, 1998 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date there were 3,816,992 shares of Common Stock ("Common Stock") of Bancorp outstanding. As of the Record Date there were approximately 663 holders of record of the Common Stock. All such shares carry voting rights and all stockholders are entitled to cast one vote for each such share held of record at the close of business on the Record Date upon each matter properly brought before the Annual Meeting or any adjournment thereof. Holders of the Common Stock are not entitled to cumulative voting in the election of directors. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for transaction of business at the Annual Meeting.

         Shares with respect to which votes have been withheld from any director and shares abstaining from voting, and broker non-votes (i.e., shares represented in the meeting held by brokers on nominees as to which instructions have not been received from the beneficial owners entitled to vote such shares and with respect to which one or more but not all proposals, such brokers or nominees do not have discretionary voting power), will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. Abstentions and broker non-votes will have no effect on the election of directors or approval of Proposal 2 (approval of the 1998 Incentive and Nonqualified Stock Option Plan).

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


         The table below sets forth, as of March 1, 1998, certain information about persons known to Bancorp to own, directly or beneficially, more than five percent of Bancorp's outstanding Common Stock.

                                                  AMOUNT AND
                                                  NATURE OF
NAME AND ADDRESS                                  BENEFICIAL         PERCENT
OF BENEFICIAL OWNER                               OWNERSHIP          OF CLASS
-------------------                               ---------          --------
Dimensional Fund Advisors, Inc................    280,900 (1)        7.36% (3)
1299 Ocean Avenue
Suite 650
Santa Monica, California  90401

Franklin Resources, Inc.......................    215,500 (2)        5.65% (3)
777 Mariners Island Boulevard
P.O. Box 7777
San Mateo, California  94404-7777

----------------------------------

(1) Based on information contained in Amendment No. 7 to a Schedule 13G filed by them with the Securities and Exchange Commission (the "Commission") on February 10, 1998, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 280,900 shares of Warren Bancorp, Inc. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(2) Based on information contained in a Schedule 13G filed with the Commission on February 11, 1998 by Franklin Resources, Inc. and certain affiliated persons and entities, reporting beneficial ownership as of December 31, 1997. This Schedule 13G indicates that Franklin Resources, Inc., registered under the Investment Company Act of 1940, is the beneficial owner of 215,500 shares of the Common Stock outstanding of Warren Bancorp, Inc. as a result of acting as an investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940.

(3) Percentages as reported are based on the number of shares issued and outstanding at March 1, 1998.

         The following table shows as of March 1, 1998, the number of shares of Bancorp's Common Stock owned beneficially by each nominee for director, each director, each of the individuals named in the Summary Compensation Table, and by all nominees, directors and executive officers of Bancorp as a group.


                                                                           PERCENT
                                                     BENEFICIALLY          OF CLASS
NAME                                                  OWNED (1)           (IF OVER 1%)
----                                                  ---------           ------------
Peter V. Bent .............................            9,800(2)
Stephen J. Connolly, IV ...................           53,400(3)               1.40%
Francis L. Conway .........................            8,600(4)
Paul J. Curtin ............................            8,600(5)
Leo C. Donahue ............................           52,785(6)               1.37%
Robert R. Fanning, Jr. ....................            6,400(7)
Arthur E. Holden ..........................           13,300(8)
Stephen R. Howe ...........................           21,200(9)
John C. Jeffers ...........................            5,800(10)
Stephen G. Kasnet .........................           56,600(11)              1.48%
Linda Lerner ..............................            5,700(12)
Arthur E. McCarthy ........................           32,400(13)
Arthur J. Pappathanasi ....................            3,900(14)
Paul M. Peduto ............................           57,762(15)              1.51%
George W. Phillips ........................          105,654(16)              2.77%
John R. Putney ............................           51,695(17)              1.35%
John D. Smidt .............................           26,100(18)
Mark J. Terry .............................            2,913(19)
John H. Womack ............................            6,600(20)
All nominees, directors and
  executive officers as a
  group (19 persons) ......................          529,209                 13.38%

----------------------

(1) Beneficial ownership of Common Stock has been determined in accordance with Rule 13d-3 under the Securities Act of 1934, as amended (the "1934 Act"). For purposes of this table a person is deemed to be the beneficial owner of Common Stock if that person has or shares voting power or investment power in respect of such Common Stock or has the right to acquire ownership within 60 days after March 1, 1998. Accordingly, the amounts shown on the table do not purport to represent beneficial ownership for any purpose other than compliance with the reporting requirements of the 1934 Act. Further, beneficial ownership as determined in this matter does not necessarily bear on the economic incidence of ownership of Common Stock. Voting power or investment power with respect to shares reflected on the table is not shared with others except as otherwise indicated.

(2) Includes 2,100 shares held in a retirement trust for Mr. Bent. Also includes 5,000 shares held in a residuary trust of which Mr. Bent is a one-third beneficiary. Also includes options presently exercisable or exercisable within 60 days to purchase 2,700 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(3) Shares owned in the name of Connolly Brothers, Inc., of which Mr. Connolly is President and sole stockholder. Also includes options presently exercisable or exercisable within 60 days to purchase 5,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(4) Includes 1,500 shares as to which Mr. Conway shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 5,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(5) Includes 3,000 shares held in trust for the pension plan of Mr. Curtin. Also includes options presently exercisable or exercisable within 60 days to purchase 5,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Curtin's wife owns an additional 7,000 shares as to which he disclaims beneficial ownership.

(6) Voting and investment power is shared with his wife. Includes presently exercisable or exercisable within 60 days options to purchase 41,760 shares under the Warren Bancorp, Inc. 1986, 1991 and 1995 Incentive and Nonqualified Stock Option Plans. Also includes 2,205 shares allocated to the account of Mr. Donahue under the Bank's 401(k) Savings Plan.

(7) Voting and investment power is shared with his wife. Includes options presently exercisable or exercisable within 60 days to purchase 1,700 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(8) Includes 12,200 shares as to which Mr. Holden shares voting and investment power with his wife. Also, includes options presently exercisable or exercisable within 60 days to purchase 1,100 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(9) Includes options presently exercisable or exercisable within 60 days to purchase 1,100 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(10) Includes options presently exercisable or exercisable within 60 days to purchase 3,800 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.

(11) Includes 40,000 shares as to which Mr. Kasnet shares voting rights with his wife. Also includes 11,000 shares held in retirement trust for the benefit of Mr. Kasnet. Also includes options presently exercisable or exercisable within 60 days to purchase 5,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Kasnet's children own an additional 5,550 shares as to which he disclaims beneficial ownership.

(12) Includes options presently exercisable or exercisable within 60 days to purchase 2,700 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(13) Includes options presently exercisable or exercisable within 60 days to purchase 5,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. McCarthy's wife owns an additional 15,000 shares as to which he disclaims beneficial ownership.

(14) Includes options presently exercisable or exercisable within 60 days to purchase 2,700 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan.

(15) Includes 32,600 shares as to which Mr. Peduto shares voting and investment power with his wife. Also includes options presently exercisable or exercisable within 60 days to purchase 20,360 shares under the Warren Bancorp, Inc. 1986, 1991 and 1995 Incentive and Nonqualified Stock Option Plans. Also includes 2,602 shares allocated to the account of Mr. Peduto under the Bank's 401(k) Savings Plan.

(16) Includes 654 shares allocated to the account of Mr. Phillips under the Bank's 401(k) Savings Plan.

(17) Includes 15,000 shares as to which Mr. Putney shares voting and investment power with his wife. Also includes 3,200 shares held in retirement trust for the benefit of Mr. Putney. Also includes presently exercisable options to purchase 22,100 shares under the Warren Bancorp, Inc. 1986, 1991 and 1995 Incentive and Nonqualified Stock Option Plans. Also includes 1,395 shares allocated to the account of Mr. Putney under the Bank's 401(k) Savings Plan.

(18) Includes 18,000 shares as to which Mr. Smidt shares voting and investment power with his wife. Also includes 6,100 shares held in retirement trust for the benefit of Mr. Smidt. Also includes options presently exercisable or exercisable within 60 days to purchase 2,000 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans. Mr. Smidt's wife owns an additional 500 shares in a retirement trust as to which he disclaims beneficial ownership.

(19) Includes options presently exercisable within 60 days to purchase 2,800 shares under the Warren Bancorp, Inc. 1995 Incentive and Nonqualified Stock Option Plan. Also includes 113 shares allocated to the account of Mr. Terry under the Bank's 401(k) Savings Plan.

(20) Includes options presently exercisable or exercisable within 60 days to purchase 5,600 shares under the Warren Bancorp, Inc. 1986 and 1995 Incentive and Nonqualified Stock Option Plans.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors, and persons who own more than 10% of a registered class of Bancorp's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Bancorp with copies of all Section 16(a) reports they file. To Bancorp's knowledge, based solely on review of the copies of such reports furnished to Bancorp and written representations that no other reports were required during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were satisfied except for the following late filings: Mr. Pappathanasi filed one Form 4 reporting the sale of 5,000 shares of Warren Bancorp, Inc. stock in the name of Richdale Dairy Stores, Inc., of which Mr. Pappathanasi is President and Chief Executive Officer; Mr. Terry filed one Form 3 upon his election as Senior Vice President and a policy-making officer of Warren Bancorp, Inc. subsidiary, Warren Five Cents Savings Bank.

                                   PROPOSAL 1

                        ELECTION OF A CLASS OF DIRECTORS

         The Board of Directors of Bancorp presently consists of seventeen members and is divided into three classes as nearly equal in number as possible. The term of office of one class of Directors expires each year and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are duly elected and qualified.

         At the Annual Meeting, seven Directors will be elected to serve until the 2001 annual meeting and until their respective successors are duly elected and qualified. The Board of Directors has nominated Francis L. Conway, Arthur E. Holden, Stephen G. Kasnet, Linda Lerner, Arthur J. Pappathanasi, George W. Phillips and John H. Womack for election as Directors to serve until the 2001 annual meeting. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Ms. Lerner and Messrs. Conway, Holden, Kasnet, Pappathanasi, Phillips and Womack as Directors. Each of Ms. Lerner and Messrs. Conway, Holden, Kasnet, Pappathanasi, Phillips and Womack has agreed to stand for election and to serve if elected as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

         The affirmative vote of holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary to elect the nominees as Directors.


INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth for each of the seven nominees for election as Directors at the Annual Meeting the nominee's name, age as of March 1, 1998, the nominee's principal occupation for at least the past five years and the year in which the nominee was first elected as a Director of Bancorp, based on information furnished by the nominee to Bancorp. Similar information is provided for those Directors whose terms expire at the annual meetings of the stockholders of Bancorp in 1999 and 2000.

                                    NOMINEES
                            (TERMS TO EXPIRE IN 2001)

NAME AND PRINCIPAL OCCUPATION FOR                                                       DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                    AGE   SINCE(1)
------------------------------                                                    ---   --------
Francis L. Conway(3) .........................................................    57      1978
  President and Treasurer, F.L. Conway & Sons, Inc. (funeral home) since prior to 1993.

Arthur E. Holden(2)(4) .......................................................    69      1978
  President, Holden Oil., Inc. and Vice President, Holden Bottled Gas, Inc.
  since prior to 1993.

NAME AND PRINCIPAL OCCUPATION FOR                                                               DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                           AGE    SINCE(1)
------------------------------                                                           ---    --------
Stephen G. Kasnet(2)(4).............................................................     52       1983
  Chairman of the Board of Bancorp and Bancorp's wholly-owned subsidiary, Warren
  Five Cents Savings Bank (the "Bank"), since prior to 1993; President, Pioneer
  Real Estate Advisors, Inc. since 1995 to present; President, Pioneer Global
  Institutional Advisors and President, Management Board, Pioneer Polish Real
  Estate Fund, since 1997 to present; Vice President, Pioneer Group, (mutual fund complex, real estate investment management), 1995 to present; Managing
  Director of First Winthrop Corporation and Winthrop Financial Associates (real estate investment and management), 1993 to 1995; Director, Bradley Real Estate
  Inc.; Trustee and Vice President, Pioneer Real Estate Shares; Trustee and Vice
  President, Pioneer Real Estate Shares (Dublin).

Linda Lerner(3).....................................................................    59        1995
  Retired since 1995.  President of Jilcraft, Inc. (business communications)
  since prior to 1993 to 1995.

Arthur J. Pappathanasi(3)...........................................................    59        1995
  President and Chief Executive Officer of West Lynn Creamery, Inc. and
  Richdale Dairy Stores, Inc. since prior to 1993.

George W. Phillips..................................................................    59        1991
  Retired; President and Chief Executive Officer of Bancorp and the Bank since prior to 1993 to 1997.

John H. Womack......................................................................    53        1989
  President and Chief Executive Officer, JJS Services, Inc. (janitorial services) since prior to 1993; President, Peabody Paper & Industrial Supply since prior to 1993.  Mr. Womack was President of Classical Foods, Inc.
  which filed for bankruptcy on June 20, 1996.

                                 OTHER DIRECTORS
                            (TERMS TO EXPIRE IN 1999)

NAME AND PRINCIPAL OCCUPATION FOR                                                                   DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                               AGE    SINCE(1)
------------------------------                                                               ---    --------
Peter V. Bent(3)........................................................................     54       1995
  Owner/Manager of Brown's Yacht Yard since prior to 1993.

Paul J. Curtin(2).......................................................................     53       1976
  Certified public accountant in private practice since prior to 1993.

Stephen R. Howe(3)......................................................................     62       1976
  Certified public accountant in private practice since prior to 1993.

Arthur E. McCarthy(2)(4)................................................................     62       1979
  Vice President and Managing Director, Tucker Anthony, Inc. (investment advisors) since prior to 1993; Director, Tucker Anthony, Inc.

NAME AND PRINCIPAL OCCUPATION FOR                                                                  DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE     SINCE(1)
------------------------------                                                             ---     --------
John D. Smidt.......................................................................       55        1989
  President and Treasurer, John Smidt Co., Inc. (contract leather finishing) since prior to 1993.

                                 OTHER DIRECTORS
                            (TERMS TO EXPIRE IN 2000)

NAME AND PRINCIPAL OCCUPATION FOR                                                                   DIRECTOR
PAST FIVE YEARS; DIRECTORSHIPS                                                             AGE      SINCE(1)
------------------------------                                                             ---      --------
Stephen J. Connolly, IV(4)..........................................................       48         1989
  President, Connolly Brothers, Inc. (building contractors) since prior to
  1993.

Robert R. Fanning, Jr.(2)(3)(4).....................................................       55         1988
  President and Chief Executive Officer of Northeast Health Systems, Inc. since
  1995; President and Chief Executive Officer of Cape Ann and Northeast Health
  Systems, Inc., 1994 to 1995; President and Chief Executive Officer, Beverly
  Hospital Corporation since prior to 1993; President and Chief Executive
  Officer, Northeast Health Systems since prior to 1993 to 1994; Director,
  Health Care Property Investors since prior to 1993.

John C. Jeffers(3)..................................................................       67         1968
  Vice President, Jeffers Millwork, since 1994.  Mr. Jeffers was President and
  Treasurer of Jeffers Lumber Corporation since prior to 1993 to 1994 which filed for bankruptcy on February 1, 1994.

Paul M. Peduto......................................................................       48         1988
  Treasurer of Bancorp and Executive Vice President, Chief Financial Officer and
  Treasurer of the Bank since prior to 1993.

John R. Putney......................................................................       54         1997
  President and Chief Executive Officer of Bancorp and the Bank since 1998;
  Executive Vice President of Bancorp and the Bank, 1997; Senior Vice President
  for Corporate Banking and Senior Lending Officer of the Bank since prior to
  1993 to 1997.

-------------------------------

(1) The year shown indicates the beginning of the period during which each of the above-named persons has continuously served as a Director of Bancorp. When used in this Proxy Statement, the term "Director" shall include Directors of Bancorp who were Directors of the Bank prior to its reorganization into holding company form in 1988 and Trustees of the Bank prior to the Bank's conversion to stock form of organization in 1986.

(2)      Member of the Executive Committee.

(3)      Member of the Finance, Audit and Compliance Committee.

(4)      Member of the Nominating Committee.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors of Bancorp held 11 meetings during 1997. During 1997 each incumbent Director, except Robert R. Fanning, Jr. and Arthur E. Holden, attended 75 percent or more of the total of all meetings of the Board of Directors and the committees of the Board of Directors on which each served during the period for which he served. The standing committees of the Board include: an Executive Committee; a Finance, Audit and Compliance Committee and a Nominating Committee. The Finance, Audit and Compliance Committee and the Nominating Committee are described below. The Executive Committee of Bancorp, acting jointly with the Executive Committee of the Bank, of which no employee Director is a member, is responsible for all compensation matters.

         FINANCE, AUDIT AND COMPLIANCE COMMITTEE. At December 31, 1997, the Finance, Audit and Compliance Committee consisted of Peter V. Bent, Francis L. Conway, Robert R. Fanning, Jr., Stephen R. Howe, Chairman, John C. Jeffers, Linda Lerner, and Arthur J. Pappathanasi. The Finance, Audit and Compliance Committee reviews and approves the adequacy of management reporting and financial and accounting control systems, as well as monitoring compliance with state and federal laws and regulations. The Committee also approves the selection of independent public accountants, reviews audit and compliance examinations and reports, and approves and monitors appropriate action based upon these reports, and reviews and advises with respect to material transactions with Directors or officers. In addition, the Committee reviews and approves matters relating to financial management and the capital markets. Meetings are held as necessary to accomplish the objectives of the Committee, and in 1997 the Committee met twice.

         NOMINATING COMMITTEE. At December 31, 1997, the Nominating Committee consisted of Stephen J. Connolly, IV, Robert R. Fanning, Jr., Arthur E. Holden, Stephen G. Kasnet and Arthur E. McCarthy, Chairman. The Nominating Committee met once during 1997. The Nominating Committee selects nominees for election as Directors; determines committee assignments and recommends for Board approval the policy regarding directors' compensation. Meetings are held as necessary to accomplish the objectives of the Nominating Committee. The Nominating Committee will consider written recommendations from any stockholder of record with respect to nominees for Directors of Bancorp. Such nominations must be delivered to or mailed to and received by Bancorp at its principal executive office no later than March 7, 1999 and no earlier than December 7, 1998 to be considered at the 1999 annual meeting. To submit a nomination, a stockholder should send the nominee's name and appropriate supporting information as provided in Bancorp's By-Laws to Susan G. Ouellette, Clerk, at Bancorp's principal executive office (see "Stockholder Proposals").

                               EXECUTIVE OFFICERS


         The following table sets forth as of March 1, 1998 the names and ages of all executive officers of Bancorp and its subsidiary, the Bank, the positions and offices held by each of them with Bancorp and the Bank, the period during which he has served as such, and the business experience of each during the previous five years.


                                      POSITIONS HELD AND
                                   BUSINESS EXPERIENCE DURING
NAME                                THE PREVIOUS FIVE YEARS                     AGE
----                                -----------------------                     ---
   John R. Putney         President and Chief Executive Officer of Bancorp      54
                          and the Bank since 1998; Director of Bancorp and
                          the Bank since 1997; Executive Vice President of
                          Bancorp and the Bank, 1997; Senior Vice President
                          for Corporate Banking and Senior Lending Officer
                          of the Bank since prior to 1993 to 1997.

   Paul M. Peduto         Treasurer and Director of Bancorp and Executive       48
                          Vice President, Chief Financial Officer, Treasurer
                          and Director of the Bank since prior to 1993.

   Leo C. Donahue         Senior Vice President for Personal Banking of the     48
                          Bank since prior to 1993.

   Mark J. Terry          Senior Vice President for Corporate Banking and       47
                          Senior Lending Officer of the Bank since 1998;
                          Senior Vice President, Commercial Real Estate,
                          1996-1997; Senior Vice President, Commercial Real
                          Estate, Eastern Bank, since prior to 1993 to 1996.

                             EXECUTIVE COMPENSATION


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Executive Committees (the "Committees") of the Boards of Directors of Bancorp and the Bank, which are comprised of the same individuals, are responsible for compensation policies and decisions. Bancorp does not pay any separate compensation to the Chief Executive Officer or executive officers of Bancorp, all of whom are executive officers of the Bank and receive compensation in such capacities. Neither George W. Phillips, Paul M. Peduto nor John R. Putney is or was a member of the Executive Committee of Bancorp or the Bank.

         The Committees' policy with regard to executive compensation is as follows: Salaries and perquisites, other than bonuses and option grants, are based in part on the Committees' subjective evaluation of (a) publicly available information concerning salaries and perquisites earned by individuals with comparable responsibilities and positions at other public companies and (b) the performance of Bancorp and the Bank and individual executive officers. In the case of compensation for executive officers other than the Chief Executive Officer, the Committees rely to a large extent upon the recommendations of the Chief Executive Officer. Because the Committees believe that employment opportunities for executive officers are not necessarily limited to or coextensive with the financial institutions included in the Keefe, Bruyette & Woods New England Bank Index shown in the performance graph below, its review of compensation information includes companies not included in this industry index. Bonuses and option grants are intended to provide annual and long-term compensation incentives. Bonuses and option grants are awarded to executive officers based mainly on the financial performance of Bancorp and the Bank compared to targets for the business segment for which each executive is responsible. Bonuses were paid after the Committees reviewed the financial performance of the Bank for 1997. Stock option grants are intended to create incentives for the long-term growth and financial success of Bancorp and the Bank and to increase the commonality of interest between management and Bancorp's shareholders and are granted as and when determined appropriate by the Committees. The level of bonuses and stock options awarded to individuals is not based on any formula; instead, a general determination is made based on the above factors and, in the case of executive officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. Stock option awards during 1997 reflect the Committees' review of the Bank's financial performance.

         The salary and perquisites paid to the Chief Executive Officer in 1997 are specified in a 1995 employment agreement between the Chief Executive Officer and Bancorp and the Bank (see Executive Compensation (Salary and Bonus Payments, Options Granted and Other) - Employment Agreement - George W. Phillips, below). Effective July 1, 1995, as part of the employment agreement, the Committee established a supplemental retirement benefit arrangement for Mr. Phillips, including the purchase of a split-dollar life insurance policy, in recognition of the improved financial performance of the Bank. Also, as part of the employment agreement, Mr. Phillips did not participate in any allocation of stock options and was not eligible for any year-end bonus compensation payments except for discretionary payments to the Bank's 401(k) Plan in which all Plan members participate.

MEMBERS OF THE EXECUTIVE COMMITTEE(S)

Paul J. Curtin
Robert R. Fanning, Jr.
Arthur E. Holden, Chairman
Stephen G. Kasnet
Arthur E. McCarthy

EXECUTIVE COMPENSATION (SALARY AND BONUS PAYMENTS, OPTIONS GRANTED AND OTHER)

         The following table sets forth the executive compensation paid for services in all capacities to Bancorp, the Bank and its subsidiaries during calendar years 1995, 1996 and 1997 for the Chief Executive Officer and all other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                             ---------------------------------------   ----------------------
    NAME AND PRINCIPAL POSITION                                                               AWARDS
---------------------------------                                     OTHER ANNUAL     ----------------------       ALL OTHER
         DECEMBER 31, 1997            YEAR   SALARY($)   BONUS($)    COMPENSATION($)     OPTIONS(# OF SHS.)       COMPENSATION($)
---------------------------------------------------------------------------------------------------------------------------------
George W. Phillips*                   1997    151,236        0          37,684(1)                0                  156,760(5)
  President, Chief Executive          1996    150,000        0          47,899(2)                0                  153,664
  Officer and Director of             1995    150,000        0          27,710(3)                0                  152,060
  Warren Bancorp, Inc., and
  Warren Five Cents Savings Bank
---------------------------------------------------------------------------------------------------------------------------------
John R. Putney**                      1997    126,815     32,000            -                   7,000                21,184(4)(6)
  Executive Vice President and        1996    100,846     24,000            -                   5,300                13,258
  Director of Warren Bancorp,         1995     97,400     12,000            -                   5,800                11,942
  Inc.; Executive Vice President
  for Corporate Banking and
  Senior Lending Officer of
  Warren Five Cents Savings Bank
---------------------------------------------------------------------------------------------------------------------------------
Paul M. Peduto                        1997    133,019     14,000            -                   5,800                21,889(4)(7)
  Treasurer and Director of           1996    124,277     12,500            -                   5,300                16,608
  Warren Bancorp, Inc.;               1995    120,400     10,000            -                   5,300                14,118
  Executive Vice President,
  Chief Financial Officer,
  Treasurer and Director of
  Warren Five Cents Savings Bank
---------------------------------------------------------------------------------------------------------------------------------
Leo C. Donahue                        1997    103,617      9,000           -                    5,300                16,364(4)(8)
  Senior Vice President for           1996     96,700     10,000            -                   5,300                10,645
  Personal Banking of                 1995     93,700      7,250           -                    5,800                 9,989
  Warren Five Cents Savings Bank
---------------------------------------------------------------------------------------------------------------------------------
Mark J. Terry***                      1997    111,000     37,000            -                   4,000                19,084(9)
  Senior Vice President for           1996      2,827        -              -                   5,000                  -
  Corporate Banking of
  Warren Five Cents Savings Bank


* Effective December 31, 1997 Mr. Phillips retired as President and CEO of Bancorp and the Bank and Director of the Bank. Mr. Phillips will remain as a Director of Bancorp.

** Mr. Putney was elected President and CEO of Bancorp and the Bank effective January 1, 1998.

*** Mr. Terry was employed as of December, 1996. He was elected Senior Vice
    President and Senior Lending Officer of the Bank effective January 1, 1998.

------------------

(1) Consists of the following: reimbursement for use of automobile, $7,814; provision of financial planning service, $12,067; reimbursement for personal taxes due on the above items, $17,803.

(2) Consists of the following: reimbursement for use of automobile, $7,820; provision of financial planning service, $8,551; reimbursement for personal taxes due on the above items and certain prior-year items, $31,528.

(3) Consists of the following: reimbursement for use of automobile, $7,887; provision of financial planning service, $7,592; reimbursement for personal taxes due on the above items, $12,231.

(4) Includes premiums paid for split-dollar life insurance policies. The ownership of the policies is structured so that upon the death of the executive, Bancorp will be reimbursed for the cumulative premium amounts paid. The result is that over the life of the program there is minimal cost to Bancorp.

(5) Consists of contribution of $16,360 to Mr. Phillips' 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $140,400. The split-dollar life insurance policy is structured so that upon the death of Mr. Phillips, Bancorp will be reimbursed for the cumulative premium amounts paid and, depending on the timing of Mr. Phillips' death, Bancorp could be paid up to $500,000 in excess of the cumulative premium amounts paid.

(6) Consists of contribution of $14,991 to Mr. Putney's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $6,193.

(7) Consists of contribution of $14,137 to Mr. Peduto's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $7,752.

(8) Consists of contribution of $11,093 to Mr. Donahue's 401(k) account and premium paid for a split-dollar life insurance policy in the amount of $5,271.

(9) Consists of contribution of $9,084 to Mr. Terry's 401(k) account and a one-time relocation bonus of $10,000.

         EMPLOYMENT AGREEMENT - GEORGE W. PHILLIPS. Mr. Phillips, who served as the President and Chief Executive Officer and a director of Bancorp and the Bank during 1997, entered into an agreement in 1995 with Bancorp and the Bank relative to the terms of his employment which was terminable at will by the parties, subject to an obligation to maintain the confidentiality of trade secrets, including confidential business information, of Bancorp and the Bank. Mr. Phillips was paid at a rate of $150,000 per year. The Bank also provided Mr. Phillips with reimbursement for use of an automobile and a financial planning service. In addition, the Bank provides Mr. Phillips a supplemental retirement benefit arrangement, including a split-dollar life insurance policy (see Retirement Benefits - Executive Supplemental Retirement Arrangement, below).

         EMPLOYMENT AGREEMENT - JOHN R. PUTNEY. Mr. Putney, who currently serves as President and Chief Executive Officer and a director of Bancorp and the Bank, entered into an agreement effective January 1, 1998, the date he began serving as President and Chief Executive Officer, relative to the terms of his employment. The agreement is for an initial two-year term and automatically extends for an additional one-year period on each anniversary. Mr. Putney may terminate the agreement upon 90 days notice to the Bank subject to an obligation not to solicit Bank customers on behalf of businesses engaged in banking or mortgage lending or encourage Bank customers to terminate or adversely modify their business relationship with the Bank. Mr. Putney is currently paid at a rate of $182,000 per year. The agreement provides for base salary adjustments and bonuses each year. Under the agreement the Bank also provides Mr. Putney with the use of an automobile and customary insurance and retirement benefits.


CONSULTING AGREEMENT

         CONSULTING AGREEMENT - GEORGE W. PHILLIPS. Mr. Phillips, who served as President, Chief Executive Officer and director of Bancorp and the Bank from prior to 1993 to 1997 and currently serves as a director of Bancorp, entered into an agreement with Bancorp effective January 1, 1998 relative to certain of his responsibilities as a director of and consultant to Bancorp. For his services Mr. Phillips is paid at a rate of $50,000 per year and has agreed to waive director fees and other benefits. The agreement expires May 31, 2000, and may be terminated for any reason by either party with 60 days prior notice.

SEVERANCE ARRANGEMENTS

         EMPLOYMENT AGREEMENT - JOHN R. PUTNEY. The employment agreement between John R. Putney and the Bank described above, provides that upon a "non-hostile change of control" the term of the employment agreement shall automatically convert to a term of three years from the date of the "change of control" and automatically extend for an additional one-year period on each anniversary. "Non-hostile change of control" is defined in the agreement and generally refers to a 25 percent or more change in ownership of the Common Stock of Bancorp which is consented to by a two-thirds vote of the directors of Bancorp.

         SPECIAL TERMINATION AGREEMENTS. Bancorp and the Bank have entered into severance agreements with Leo C. Donahue, Paul M. Peduto, John R. Putney and Mark J. Terry. Each severance agreement provides severance pay benefits to the relevant officer if his employment is terminated under certain circumstances following a "change of control." "Change of control" is defined in each agreement and generally refers to a 25 percent or more change in ownership of the Common Stock of Bancorp or the Bank which, in some cases, is not consented to by the Board of Directors. If there is such a "change of control" at any time during the term of the agreement, and thereafter the officer's employment were terminated either by Bancorp or the Bank other than for "cause" or by the officer following the officer's demotion, the officer's loss of title or office, or a reduction in the officer's annual compensation, the officer would generally be entitled to receive a lump sum cash payment equal to approximately three times his average annual compensation over his five most recent years of employment with Bancorp or the Bank. The agreements terminate upon the earliest of termination of the officer's employment by Bancorp and the Bank for cause, the officer's resignation or termination for any reason prior to a change in control, or resignation after a change in control except for reasons just described.

         STOCK OPTION AGREEMENTS. Stock option agreements with Leo C. Donahue, Paul M. Peduto, John R. Putney and Mark J. Terry provide that currently exercisable stock options shall immediately vest in full and become exercisable upon a "change of control," as defined in such stock option agreements.

STOCK OPTIONS

         The following tables show, as to the executive officers named in the Summary Compensation Table, information regarding options granted during 1997 and option values at December 31, 1997.

                              OPTION GRANTS IN 1997

--------------------------------------------------------------------------------------------------------------------------------
                      Individual Grants
--------------------------------------------------------------------------------------------    Potential realizable value
                                                                                                 at assumed annual rates
                                            Percent of                                          of stock price appreciation
                                               total                                                    for option term
                          Options         options granted     Exercise or                   ------------------------------------
                          Granted          to employees        base price   Expiration
                        (# of Shs.)           in 1997            ($/Sh)        date              5%($)                    10%($)
--------------------------------------------------------------------------------------------------------------------------------
George W. Phillips           0                   --                --           --                --                       --
--------------------------------------------------------------------------------------------------------------------------------

John R. Putney             7,000               6.83%             15.75       5/14/07           $69,336                $175,710
--------------------------------------------------------------------------------------------------------------------------------

Paul M. Peduto             5,800               5.66%             15.75       5/14/07           $57,450                $145,588
--------------------------------------------------------------------------------------------------------------------------------

Leo C. Donahue             5,300               5.17%             15.75       5/14/07           $52,497                $133,037
--------------------------------------------------------------------------------------------------------------------------------

Mark J. Terry              4,000               3.90%             15.75       5/14/07           $39,621                $100,406
--------------------------------------------------------------------------------------------------------------------------------


                    AGGREGATED OPTIONS EXERCISED IN 1997 AND
                    THE YEAR-END VALUE OF UNEXERCISED OPTIONS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Value of
                                                                                  Number of                unexercised in-the-
                                                                              unexercised options              money options
                                       Shares                                 at year-end 1997(#)           at year-end 1997($)
                                    acquired on                         ------------------------------------------------------------
                                      exercise             Value                Exercisable/                  Exercisable/
             Name                   (# of Shs.)         Realized($)             Unexercisable                 Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
George W. Phillips                       0                   0                       0/0                            0/0
------------------------------------------------------------------------------------------------------------------------------------

John R. Putney                         20,100             261,488               22,100/13,000                321,035/137,253
------------------------------------------------------------------------------------------------------------------------------------

Paul M. Peduto                         22,800             281,325               20,360/11,540                296,851/122,830
------------------------------------------------------------------------------------------------------------------------------------

Leo C. Donahue                           0                   0                  41,760/11,640                719,195/127,393
------------------------------------------------------------------------------------------------------------------------------------

Mark J. Terry                            0                   0                   2,800/6,200                  21,550/46,825
------------------------------------------------------------------------------------------------------------------------------------

RETIREMENT BENEFITS

         EXECUTIVE SUPPLEMENTAL RETIREMENT ARRANGEMENT. An Executive Supplemental Retirement Arrangement between George W. Phillips and Bancorp and the Bank provides that Mr. Phillips is entitled to receive annual pension benefits of $62,400 beginning January 1, 1998.


DIRECTORS' COMPENSATION

         Directors of Bancorp receive $300 for each Board meeting that they attend. Members of the Board committees and committee chairmen receive $250 for each meeting that they attend.

         Directors of the Bank receive $300 for each Board meeting they attend. Committee members and committee chairmen receive $250 for each committee meeting they attend. In addition, each Director receives an annual fee of $2,000.

         Stephen G. Kasnet, who is Chairman of the Board of Bancorp and the Bank, in addition to receiving compensation for Board and committee meeting attendance, also receives an annual fee of $10,000.

         Employees of Bancorp or the Bank who are also Directors of Bancorp or the Bank do not receive directoral fees.

         Each Director receives stock options for 1,500 shares of Bancorp Common Stock per year under the 1995 Incentive and Nonqualified Stock Option Plan, exercisable at the fair market value of Bancorp's Common Stock on the date of grant. In addition, any new directors will receive a one-time grant of stock options for 3,000 shares of Bancorp Common Stock.

         George W. Phillips, who is a director of Bancorp, has agreed to waive director fees and receipt of options. (See Consulting Agreement - George W. Phillips, above).

         Copies of the aforementioned agreements, plans and documents discussed under "Executive Compensation" are available for inspection at Bancorp's office, 10 Main Street, Peabody, Massachusetts 01960.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG WARREN BANCORP, INC., THE TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKETS (U.S. COMPANIES), AND THE KEEFE, BRUYETTE AND WOODS TOTAL RETURN INDEX FOR NEW ENGLAND BANKS.


                                  [LINE GRAPH]


                     WARREN
                     BANCORP,              WARREN               NASDAQ              KB&W  (1)
                  INC. PRICE PLUS          BANCORP,         U.S. COMPANIES         NEW ENGLAND
               CUMULATIVE DIVIDENDS     INC. (Indexed)          INDEX              BANK INDEX
               --------------------     --------------          -----              ----------
12/31/92             $3.875                100.00               100.00                100.00
12/31/93              7.250                187.10               114.80                133.51
12/31/94              8.000                206.45               112.21                134.40
12/31/95             11.605                299.47               158.70                209.77
12/31/96             16.132                416.31               195.19                289.74
12/31/97             25.911                668.67               239.53                498.12


----------

(1) Keefe, Bruyette & Woods, Inc.(KB&W) is an investment banking firm specializing in banks and bank stock. Included in its published index are total returns for 18 New England banks which were chosen by Keefe Bruyette & Woods for their range of asset size, market capitalization and geographical dispersion.

                                   PROPOSAL 2

                               PROPOSAL TO APPROVE
                1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN


PROPOSAL

         The Board of Directors has adopted the 1998 Incentive and Nonqualified Stock Option Plan (the "1998 Plan") for Directors, officers, employees and other key persons of the Corporation and its subsidiaries, subject to the approval of the 1998 Plan by the stockholders.

         The 1998 Plan will be administered by the Executive Committee (the "Committee") of the Board of Directors. The Committee, at its discretion, may grant incentive and nonqualified stock options to purchase shares of the Common Stock of the Corporation. These awards are described in greater detail below.

         Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of Common Stock that can be issued under the 1998 Plan is 300,000 shares. Based solely upon the closing price of the Common Stock as reported by the NASDAQ National Market on March 2, 1998, the maximum aggregate market value of the securities to be issued under the 1998 Plan would be $6.9 million. In order to satisfy the performance-based compensation exception to the $1 million cap on the Corporation's tax deduction imposed by
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1998 Plan also provides that stock options with respect to no more than 100,000 shares of Common Stock may be granted to any one individual in any calendar year. The shares issued by the Corporation under the 1998 Plan may be authorized but unissued shares, or shares reacquired by the Corporation. To the extent that awards under the 1998 Plan do not vest or otherwise revert to the Corporation, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

RECOMMENDATION

         The Board of Directors believes that stock option awards can play an important role in the success of the Corporation by encouraging and enabling the officers and other employees of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. The Board of Directors anticipates that providing such persons with a direct stake in the Corporation will assure a closer identification of the interests of participants in the 1998 Plan with those of the Corporation, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation. However, under the Corporation's 1991 and 1995 Incentive and Nonqualified Stock Option Plans (collectively, the "Existing Plans"), there are only a total of 59,000 shares remaining available for grant.

         The Board of Directors believes that the proposed 1998 Plan, which provides for stock options on substantially the same terms as the Existing Plans, will help the Corporation to achieve its goals by keeping the Corporation's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 1998 Plan is in the best interests of the Corporation and its stockholders and recommends that the stockholders approve the 1998 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE 1998 PLAN BE APPROVED, AND THEREFORE RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1998 PLAN

         The following description of certain features of the 1998 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1998 Plan which is attached hereto as Exhibit A.

         Plan Administration; Eligibility. The 1998 Plan is administered by the Committee. All members of the Committee must be "non-employee directors" as that term is defined under the rules promulgated by the Securities and Exchange Commission and "outside directors" as that term is defined in Section 162 of the Code and the regulations promulgated thereunder.

         The Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 1998 Plan. The Committee may permit Common Stock, and other amounts payable pursuant to stock options, to be deferred. In such instances, the Committee may permit interest, dividend or deemed dividends to be credited to the amount of deferrals.

         Persons eligible to participate in the 1998 Plan will be those employees and other key persons of the Corporation and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Corporation and its subsidiaries, as selected from time to time by the Committee. Directors of the Corporation who are not employed by the Corporation or its subsidiaries ("Independent Directors") will also be eligible for certain awards under the 1998 Plan.

         Stock Options. The 1998 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and (ii) options that do not so qualify ("Nonqualified Options"). The option exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant.

         The term of each option will be fixed by the Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1998 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

         Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Committee or, if the Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Corporation by a broker pursuant to irrevocable instructions to the broker from the optionee.

         To qualify as Incentive Options, options must meet additional Federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

         The 1998 Plan provides for the grant of Nonqualified Options to Independent Directors in the discretion of the Committee. The exercise price of each such Nonqualified Option is the fair market value of the Common Stock on the date of grant.

         Adjustments for Stock Dividends, Mergers, Etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Corporation or similar event, the Committee, in its discretion, may provide for substitution or adjustments of outstanding options, or may terminate all unvested options with or without payment of cash consideration.

         Amendments and Termination. The Board of Directors may at any time amend or discontinue the 1998 Plan and the Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. In addition, the Committee may amend any outstanding Stock Option to reduce the exercise price in order to fulfill a legitimate corporate purpose (e.g., to retain a key employee) or to maintain the value of such outstanding Stock Option under circumstances beyond the control of the Corporation's management, but in no event shall such amendments be made to outstanding Stock Options representing greater than 10% of the total number of shares of Stock authorized for issuance pursuant to the Plan. Further, Plan amendments shall be subject to approval by the Corporation's stockholders if and to the extent required by the Code to preserve the qualified status of Incentive Options or to ensure that compensation under the Plan qualifies as performance-based under
Section 162(m) of the Code.

         Change of Control Provisions. The 1998 Plan provides that in the event of a "Change of Control" (as defined in the 1998 Plan) of the Corporation, all stock options shall automatically become fully exercisable. In addition, at any time prior to or after a Change of Control, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

EFFECTIVE DATE OF 1998 PLAN

         The 1998 Plan will become effective upon the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented and voting on the proposal at the Annual Meeting. For purposes of the vote on the 1998 Plan, abstentions and broker non-votes will have no effect on the results of the vote. Both abstentions and broker non-votes will count towards the presence of a quorum. Awards of Incentive Stock Options may be granted under the 1998 Plan until May 6, 2008.

NEW PLAN BENEFITS

         Approximately 165 employees and Independent Directors are currently eligible to participate in the 1998 Plan. The number of shares that may be granted to executive officers, non-executive officers and directors is undeterminable at this time, as such grants are subject to the discretion of the Committee.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

         The following is a summary of the principal Federal income tax consequences of option grants under the 1998 Plan. It does not describe all Federal tax consequences under the 1998 Plan, nor does it describe state or local tax consequences.

         Incentive Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term or mid-term capital gain (depending on the holding period of the shares), and the Corporation will not be entitled to any deduction. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the employee.

         If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Corporation complies with applicable withholding requirements, the Corporation will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of
(x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized by the employee on the disposition of the shares acquired upon exercise of the option will be long-term, mid-term or short-term capital gain and any loss will be long-term, mid-term or short-term capital loss depending upon the holding period for such shares.

         The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Corporation's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution.

         An employee who surrenders shares of Common Stock in payment of the exercise price of his Incentive Option generally will not, under proposed Treasury Regulations, recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the employee to recognize ordinary income as discussed above.

         All of the shares received by an employee upon exercise of an Incentive Option by surrendering shares of Common Stock will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of Common Stock surrendered by the employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the employee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The incentive stock option holding period for all shares will be the same as if the option had been exercised for cash.

         An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Nonqualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

         Nonqualified Options. There are no Federal income tax consequences to either the optionee, or the Corporation on the grant of a Nonqualified Option. On the exercise of a Nonqualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Nonqualified Option is increased by the amount of such taxable income. The Corporation will be entitled to a Federal income tax deduction in an amount equal to the ordinary income recognized by the optionee. Upon the sale of the shares acquired by exercise of a Nonqualified Option, optionees will realize long-term, mid-term or short-term capital gain or loss depending upon his or her holding period for such shares.

         An optionee who surrenders shares of Common Stock in payment of the exercise price of a Nonqualified Option will not recognize gain or loss on his surrender of such shares. (Such an optionee will recognize ordinary income on the exercise of the Nonqualified Option as described above.) Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

         Parachute Payments. The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% Federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

LIMITATION ON COMPANY'S DEDUCTIONS

         As a result of Section 162(m) of the Code, the Corporation's Federal tax deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Bank makes and has made loans to certain of its officers and Directors and their associates. All of such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Management believes that such loans did not involve more than the normal risk of collectibility or present other unfavorable features.

         Certain loans or other extensions of credit to principal officers and Directors must be approved by the Bank's Loan Committee and the Board of Directors, and reported annually to the Massachusetts Commissioner of Banks. In addition, the Bank is subject to regulations of the Federal Deposit Insurance Corporation which (i) require that such loans to principal officers be made on the same rates, terms and conditions as loans to unaffiliated persons, and (ii) impose reporting requirements, approval procedures and limits on the amounts of such loans. As a matter of policy, the Bank also makes certain loans to other employees.

         The Bank engages John's Janitorial Services (JJS Services), of which Bancorp Director John H. Womack is President, to perform janitorial work at its six offices. Fees paid in 1997 to JJS Services were approximately $48,000.

                         INDEPENDENT PUBLIC ACCOUNTANTS


         The firm of Arthur Andersen LLP has served as Bancorp's independent public accountants since 1997. Representatives of Arthur Andersen LLP have accepted an invitation to attend the Annual Meeting. They will have an opportunity to make a statement should they so desire and will be available to respond to appropriate questions.


                                  OTHER MATTERS

         The cost of soliciting proxies will be paid by Bancorp. In addition to solicitation by mail, officers and employees of the Bank, who will receive no compensation for their services other than their salaries, may solicit proxies by telephone, telegraph or personal interview. Brokerage houses, nominees, fiduciaries and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses. Bancorp also intends to employ the services of D.F. King & Co., Inc. to solicit proxies. It is estimated that D.F. King & Co., Inc. will receive approximately $3,000 plus reimbursement of certain out-of-pocket expenses for its services in connection with such solicitation of proxies.

         It is not anticipated that matters other than those set forth in the Notice of Annual Meeting and described in this Proxy Statement will be brought before the Annual Meeting, but if any such matters are properly presented, the persons named in the proxy will vote in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of Bancorp intended to be presented at the 1999 annual meeting of Bancorp's stockholders must be received by Bancorp not later than November 27, 1998, to be included in Bancorp's proxy statement and form of proxy relating to that annual meeting. If the date of the 1999 annual meeting is subsequently changed by more than 30 calendar days from the date of this year's annual meeting, Bancorp will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received. Nominations and proposals of stockholders may be submitted to Bancorp for consideration at the 1999 Annual Meeting if certain conditions set forth in Bancorp's By-Laws are satisfied, although such nominations and proposals will not be included in the proxy statement and form of proxy relating to that meeting unless submitted in accordance with the time limits set forth above and related rules of the Securities and Exchange Commission. See "Election Of a Class of Directors - The Board of Directors and its Committees - Nominating Committee."

                                     By order of the Board of Directors



                                     Susan G. Ouellette, Clerk


March 27, 1998

                                    EXHIBIT A

                              WARREN BANCORP, INC.
               1998 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN


SECTION 1.        GENERAL PURPOSE OF THE PLAN; DEFINITIONS

         The name of the plan is the Warren Bancorp, Inc. 1998 Incentive and Non-qualified Stock Option Plan (the "Plan"). The purpose of this Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Warren Bancorp, Inc. (the "Corporation") and its Subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. It is anticipated that providing such persons with a direct stake in the Corporation's welfare will assure a closer identification of their interests with those of the Corporation, thereby stimulating their efforts on the Corporation's behalf and strengthening their desire to remain with the Corporation.

         The following terms shall be defined as set forth below:

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Administrator" is defined in Section 2(a).

         "Board" means the Board of Directors of the Corporation.

         "Change of Control" is defined in Section 10.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "Committee" means the Committee of the Board referred to in Section 2.

         "Effective Date" means the date on which the Plan is approved by the stockholders as set forth in Section 12.

         "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding the date for such a sale was reported.

         "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         "Independent Director" means a member of the Board who is not also an employee of the Corporation or any Subsidiary.

         "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

         "Stock" means the Common Stock, par value $.10 per share, of the Corporation, subject to adjustments pursuant to Section 3.

         "Subsidiary" means any corporation or other entity (other than the Corporation) in any unbroken chain of corporations or other entities beginning with the Corporation if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.


SECTION 2 ADMINISTRATION OF THE PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

         (a) Committee. The Plan shall be administered either by the Board or a committee of not less than two Independent Directors (in either case, the "Administrator"). Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Act, or any successor definition under said rule.

         (b) Powers of Administrator. The Administrator shall have the power and authority to grant Stock Options consistent with the terms of the Plan, including the power and authority:

                  (i) to select the individuals to whom Stock Options may from time to time be granted;

                  (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options and Non-Qualified Stock Options, or any combination of the foregoing, granted to any one or more participants;

                  (iii) to determine the number of shares of Stock to be covered by any Stock Option;

                  (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Stock Option, which terms and conditions may differ among individual Stock Options and participants, and to approve the form of written instruments evidencing the Stock Options;

                  (v) to accelerate at any time the exercisability or vesting of all or any portion of any Stock Option:

                  (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised:

                  (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to a Stock Option shall be deferred either automatically or at the election of the participant and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

                  (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Stock Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Administrator shall be binding on all persons, including the Corporation and Plan participants.


SECTION 3.        STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

         (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 300,000 shares. For purposes of this limitation, the shares of Stock underlying any Stock Options which are forfeited, canceled, reacquired by the Corporation, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any Stock Options; provided, however, that Stock Options with respect to no more than 100,000 shares of stock may be granted to any one individual participant during any calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Corporation and held in its treasury.

         (b) Changes in Stock. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Corporation's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Corporation, or additional shares or new or different shares or other securities of the Corporation or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Stock Options under the Plan, and
(iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options as to which such Stock Options remain exercisable). The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

         The Administrator may also adjust the number of shares subject to outstanding Stock Options and the exercise price and the terms of outstanding Stock Options to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

         (c) Mergers. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Corporation in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Corporation (in each case, a "Transaction"), the Board, or the board of directors of any corporation assuming the obligations of the Corporation, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options: (i) provide that such Stock Options shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Stock Options will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause
(ii) above, Stock Options will terminate immediately prior to the consummation of the Transaction, all vested Stock Options, shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of shares of Stock subject to such outstanding Stock Options and (to the extent then exercisable at prices not in excess of the Merger
Price) and (B) the aggregate exercise price of all such outstanding Stock Options; provided, however, that each participant shall be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Stock Options and, including those that are not then exercisable, subject to the consummation of the Transaction.

         (d) Substitute Stock Options. The Administrator may grant Stock Options under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Corporation or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Corporation or a subsidiary or the acquisition by the Corporation or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.


SECTION 4.        ELIGIBILITY

         Participants in the Plan will be such full or part-time officers and other employees, Independent Directors and key persons of the Corporation and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Corporation and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.


SECTION 5.        STOCK OPTIONS

         Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

         Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Corporation or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

         No Incentive Stock Option shall be granted under the Plan after May 6, 2008.

         (a) Stock Options Granted to Employees and Key Persons. The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Corporation or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the participant's election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

                  (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

                  (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Stock Options granted in lieu of compensation shall be exercisable in full as of the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                  (iv) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Corporation, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option agreement:

                           (A) In cash, by certified or bank check or other
                  instrument acceptable to the Administrator;

                           (B) Through the delivery (or attestation to the
                  ownership) of shares of Stock that have been purchased by the optionee on the open market or that are not then subject to restrictions under any Corporation plan and that have been beneficially owned by the optionee for at least six months, if permitted by the Administrator in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                           (C) By the optionee delivering to the Corporation a
                  properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

         Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Corporation of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

                  (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Corporation or its parent and subsidiary corporations become exercisable for the first time by any optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

         (b)      Stock Options Granted to Independent Directors.

                  (i) Grant of Options.

                           (A) The Administrator, in its discretion, may grant
                  Non-Qualified Stock Options to Independent Directors. Any such grant may vary among individual Independent Directors.

                           (B) The exercise price per share for the Stock
                  covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

                  (ii) Exercise; Termination.

                           (A) An Option issued under this Section 5(b) shall
                  not be exercisable after the expiration of ten years from the date of grant.

                           (B) Options granted under this Section 5(b) may be
                  exercised only by written notice to the Corporation specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (c) Non-transferability of Options. No Stock Options shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Stock Option agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Corporation to be bound by all of the terms and conditions of this Plan and the applicable Option.

         (d) Termination. Except as may otherwise be provided below in this
Section 5(d) or by the Administrator either in the Stock Option Agreement or subject to Section 10 below, in writing after the Stock Option agreement is issued, an optionee's rights in all Stock Options shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Corporation and its Subsidiaries for any reason, in accordance with the following provisions:

                  (i) if the optionee's employment shall have been terminated by the Corporation or a subsidiary, at any time, involuntarily for cause, the option shall immediately terminate and may no longer be exercised; and

                  (ii) if the optionee's employment by the Corporation and its subsidiaries shall have been terminated for any reason other than for cause, the optionee may, at any time within a period of two (2) years after such termination of employment, exercise the option to the extent that it was exercisable on the date of termination of the optionee's employment, provided, however that no option may be exercised to any extent by anyone after the date of expiration of the option.

                  Each Director option shall, to the extent it was exercisable on the date on which the director ceases to perform services for Bancorp or a subsidiary, terminate on the date two (2) years after such date.

                  Notwithstanding the above, however, no option may be exercised to any extent by anyone after the date of expiration of the option.


SECTION 6.  TAX WITHHOLDING

         (a) Payment by Participant. Each participant shall, no later than the date as of which the value of a Stock Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Corporation's obligation to deliver stock certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

         (b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Corporation to withhold from shares of Stock to be issued pursuant to any Stock Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Corporation shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.


SECTION 7.  TRANSFER, LEAVE OF ABSENCE, ETC.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Corporation from a Subsidiary or from the Corporation to a Subsidiary, or from one Subsidiary to another; or

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.


SECTION 8.  AMENDMENTS AND TERMINATION

         The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Stock Option for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Stock Option without the holder's consent. In addition the Administrator may amend any outstanding Stock Option to reduce the exercise price in order to fulfill a legitimate corporate purpose (e.g., to retain a key employee) or to maintain the value of such outstanding Stock Option under circumstances beyond the control of the Corporation's management, but in no event shall such amendments be made to outstanding Stock Options representing greater than 10% of the total number of shares of Stock authorized for issuance pursuant to the Plan. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Stock Options qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Corporation stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 8 shall limit the Board's authority to take any action permitted pursuant to Section 3(c).


SECTION 9.  STATUS OF PLAN

         With respect to the portion of any Stock Option that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Corporation unless the Administrator shall otherwise expressly determine in connection with any Stock Option or Stock Options.


SECTION 10.  CHANGE OF CONTROL PROVISIONS

         Upon the occurrence of a Change of Control as defined in this Section
10:

         (a) Except as otherwise provided in the applicable Stock Option agreement, each outstanding Stock Option shall automatically become fully exercisable.

         (b) "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Corporation, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities having the right to vote in an election of the Corporation's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Corporation); or

                  (ii) persons who, as of the Effective Date, constitute the Corporation's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Corporation subsequent to the Effective Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; or

                  (iii) the stockholders of the Corporation shall approve (A) any consolidation or merger of the Corporation where the stockholders of the Corporation, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Corporation or (C) any plan or proposal for the liquidation or dissolution of the Corporation.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Corporation which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Corporation), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).


SECTION 11.  GENERAL PROVISIONS

         (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Stock shall be issued pursuant to a Stock Option until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Stock Options as it deems appropriate.

         (b) Delivery of Stock Certificates. Stock certificates to participants under this Plan shall be deemed delivered for all purposes when the Corporation or a stock transfer agent of the Corporation shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Corporation.

         (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Stock Options do not confer upon any employee any right to continued employment with the Corporation or any Subsidiary.

         (d) Trading Policy Restrictions. The Board of Directors or the Administrator may establish insider-trading-policy-related restrictions, terms and conditions, or other related policies, and may change these from time to time, and all Stock Option shall be subject to these restrictions, terms, conditions or other related policies.


SECTION 12.  EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options may be granted hereunder on and after adoption of this Plan by the Board.


SECTION 13.  GOVERNING LAW

         This Plan and all Stock Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.


DATE APPROVED BY THE BOARD OF DIRECTORS:       MARCH 18, 1998

DATE APPROVED BY THE STOCKHOLDERS:


[X] PLEASE MARK VOTES                                    REVOCABLE PROXY
    AS IN THIS EXAMPLE                                 WARREN BANCORP, INC.
                                                                                                                          FOR ALL
                                                                 PROPOSAL # 1                           FOR    WITHHOLD    EXCEPT
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS                          To elect SEVEN Directors to hold  [ ]       [ ]       [ ]
       TO BE HELD ON MAY 6, 1998                                      until the 2001 Annual Meeting of
                                                                      Stockholders and until their successors are duly elected and
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS                     qualified:

  The undersigned hereby constitutes and appoints Stephen G.          FRANCIS L. CONWAY           ARTHUR J. PAPPATHANASI
Kasnet, John R. Putney and Paul M. Peduto, and each of them,          ARTHUR E. HOLDEN            GEORGE W. PHILLIPS
as Proxies of the undersigned, with full power of substitution,       STEPHEN G. KASNET           JOHN H. WOMACK
and authorizes each of them to represent and to vote all shares       LINDA LERNER
of Common Stock of Warren Bancorp, Inc. (the "Company"), held
by the undersigned at its close of business on March 9, 1998,       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
at the Annual Meeting of Stockholders to be held on Wednesday,      NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME
May 6, 1998, at 10:00 a.m., at the King's Grant Inn, Route 128,     IN THE SPACE PROVIDED BELOW:
Danvers, Massachusetts, or at any adjournments or postponements
thereof.                                                         -----------------------------------------------------------------

                                                                 PROPOSAL # 2                           FOR    AGAINST   ABSTAIN
                                                                      Proposal to approve the Company's [ ]      [ ]       [ ]
                                                                      1998 Incentive and Nonqualified
                                                                      Stock Option Plan as more fully
                                                                      described in the Proxy Statement
                                                                      for the Annual Meeting.

                                                                 WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER
                                                                 DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION
                                                                 IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND THE
                                                                 PROXIES ARE EACH AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH
  Please be sure to sign and state          ------------------   OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
    this Proxy in the box below.            Date                 ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO
--------------------------------------------------------------   VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS
                                                                 NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE POSTAGE-
                                                                 PAID ENVELOPE PROVIDED.

---Stockholder sign above --- Co-holder (if any) sign above---

-----------------------------------------------------------------------------------------------------------------------------------
                             DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                       WARREN BANCORP, INC.
                                           10 MAIN STREET, PEABODY, MASSACHUSETTS 01960

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   The above signed hereby acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and the Proxy
Statement with respect thereof and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

   Please sign name exactly as shown. When there is more than one holder, each should sign. When signing as attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.

                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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